Exhibit 99.3

KPMG LLP

1601 Market Street

Philadelphia, PA 19103-2499

Independent Accountants’ Report

Bank One, Delaware, National Association

Wilmington Trust Company

Wells Fargo Bank Minnesota, National Association:

We have examined the accompanying management assertion, that Bank One, Delaware, National Association (the “Servicer”), complied with the requirements of Sections 2.12, 2.13, 2.15, 3.01, 3.05, 3.06, 3.07(a), 4.01, 4.04, 4.05, 4.06 of the Transfer and Servicing Agreement dated as of May 1, 2002, as amended (the “Agreement”), Sections 3.2, 3.3, 3.4 and 5.1 (a)(i) of the Asset Pool One Supplement dated as of May 1, 2002 (the “Supplement”), and for the respective Agreement Supplements, noted in Attachment A (the “Supplements”), related to each Tranche of the Bank One Issuance Trust listed, as amended from time to time (together, the “Agreements”) between the Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee (the “Trustee”) of the Bank One Issuance Trust, during the period January 1, 2003 through December 31, 2003. Management is responsible for the Servicer’s compliance with those requirements. Our responsibility is to express an opinion on management’s assertion about the Servicer’s compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer’s compliance with specified requirements.

In performing this examination, we have assumed the accuracy of the reports prepared by the Servicer’s third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor. Accordingly, and in accordance with Section 4.06(a) of the Agreement, our assessment does not extend to these aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.

In our opinion, management’s assertion that the Servicer complied with the aforementioned requirements during the year ended December 31, 2003 is fairly stated, in all material respects.

This report is intended solely for the information and use of the specified addressees, and is not intended to be and should not be used by anyone other than these specified parties.

March 8, 2004

Bank One Card Services

Mail Code DE1-1001

201 North Walnut Street

Wilmington, DE 19801

ASSERTION BY BANK ONE, DELAWARE, NATIONAL ASSOCIATION

The management of Bank One, Delaware, National Association (the “Servicer”) is responsible for complying with the requirements of Sections 2.12, 2.13, 2.15, 3.01, 3.05, 3.06, 3.07(a) , 4.01, 4.04, 4-05, 4.06 of the Transfer and Servicing Agreement dated as of May 1, 2002, as amended (the “Agreement”), and Sections 3.2, 3.3, 3.4, and 5.1 (a)(i) of the Asset Pool One Supplement dated as of May I, 2002 (the “Supplement”), and for the respective Agreement Supplements, noted in Attachment A (the “Supplements”), related to each Tranche of the Bank One Issuance Trust listed, as amended from time to time (together, the “Agreements”) between the Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee (the “Trustee”).

Management has performed an evaluation of the Servicer’s compliance with the Agreements and based on this evaluation management believes that the Servicer has complied with the requirements of the sections of the Agreements referred to above during the year ended December 31,2003.

In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by the Servicer’s third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor. Accordingly, and in accordance with Section 4.06(a) of the Agreement, our assessment does not extend to these aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on these compliance aspects.

/s/ MICHAEL LOONEY

Michael Looney Executive Vice President-Operations

/s/ DAVID PENKROT	/s/ RANDY REDCAY

David Penkrot Senior Vice President and Controller	Randy Redcay First Vice President

Attachment A

Pooling and Servicing Agreement Supplements

Bank One Issuance Trust Tranches	Issuance Date	Period Outstanding During Compliance Period
Class A (2002-1) Notes	05/22/02	01/01/03 to 12/31/03
Class A (2002-2) Notes	05/30/02	01/01/03 to 12/31/03
Class A (2002-3) Notes	09/17/02	01/01/03 to 12/31/03
Class A (2002-4) Notes	10/23/02	01/01/03 to 12/31/03
Class A (2002-5) Notes	11/06/02	01/01/03 to 12/31/03
Class A (2002-6) Notes	11/08/02	01/01/03 to 12/31/03
Class A (2003-1) Notes	02/05/03	02/05/03 to 12/31/03
Class A (2003-2) Notes	03/04/03	03/04/03 to 12/31/03
Class A (2003-3) Notes	04/16/03	04/16/03 to 12/31/03
Class A (2003-4) Notes	05/22/03	05/22/03 to 12/31/03
Class A (2003-5) Notes	06/16/03	06/16/03 to 12/31/03
Class A (2003-6) Notes	06/16/03	06/16/03 to 12/31/03
Class A (2003-7) Notes	07/30/03	07/30/03 to 12/31/03
Class A (2003-8) Notes	09/16/03	09/16/03 to 12/31/03
Class A (2003-9) Notes	10/24/03	10/24/03 to 12/31/03
Class A (2003-10) Notes	10/24/03	10/24/03 to 12/31/03
Class B (2002-1) Notes	05/01/02	01/01/03 to 12/31/03
Class B (2002-2) Notes	10/08/02	01/01/03 to 12/31/03
Class B (2002-3) Notes	12/23/02	01/01/03 to 12/31/03
Class B (2003-1) Notes	04/15/03	04/15/03 to 12/31/03
Class B (2003-2) Notes	07/03/03	07/03/03 to 12/31/03
Class B (2003-3) Notes	09/16/03	09/16/03 to 12/31/03
Class C (2002-1) Notes	05/01/02	01/01/03 to 12/31/03
Class C (2002-2) Notes	10/08/02	01/01/03 to 12/31/03
Class C (2002-3) Notes	12/27/02	01/01/03 to 12/31/03
Class C (2003-1) Notes	02/06/03	02/06/03 to 12/31/03
Class C (2003-2) Notes	05/06/03	05/06/03 to 12/31/03
Class C (2003-3) Notes	06/18/03	06/18/03 to 12/31/03
Class C (2003-4) Notes	06/18/03	06/18/03 to 12/31/03